Exhibit 99.1

continued
difficult quarter for this industry as it is the longer of the two “off seasons.” Because of the unseasonably balmy March, this “off season” was particularly long and difficult as the snow sports season was all but over by mid March. Thus far this summer’s weather has been very pleasant and initial reports indicate a small rebound in bookings and traffic. We are hopeful that this trend continues as the last several years have not been kind to the travel and tourism and related industries.
Please be reminded that your company offers a complete range of financial planning, investment and estate services with experienced advisors ready to work with you to develop strategies that will help you manage your assets to meet your goals, as well as consult with you on other banking services.
Enclosed is your dividend check or advice of deposit representing a dividend of $0.25 per share issued to shareholders of record July 28, 2012 and payable August 9, 2012.
			ABOUT UNION BANKSHARES		June 30, 2012

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and northwestern New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank has recently grown through acquisition and operates 17 banking offices, a loan center and 34 ATMs.
Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. The growing asset base of over $534 million provides the financial strength to successfully serve its constituents.
Union Bank has scored an “Outstanding” rating on all Community Reinvestment Act examinations since 1995 and has been an SBA “Preferred Lender” since 1987.

DEAR SHAREHOLDER,
On May 16, 2012 the 121st Annual Meeting of your company was held and you and your fellow shareholders re-elected the eight incumbent Directors. The management succession process that began in 2010 was completed at the meeting when Ken Gibbons was re-elected Chairman of the Board, stepped down as CEO, and David Silverman was elected President and CEO by the Board of Directors.
We are pleased to report the financial results for the second quarter of 2012. Assets increased 4% from June 30, 2011, while net loans increased 8% for the same time period. Net income for the second quarter 2012 was up 39.5% compared to the second quarter of 2011, and year to date net income was up 29.4% compared to the same period in 2011. Year to date earnings are 60 cents per share compared to 46 cents per share last year. As a reminder, during the fi rst half of last year one-time costs associated with the purchase of three banking offices and the related loans and deposits in New Hampshire amounted to 5 cents per share.
The prolonged low interest rate environment has continued to spur strong residential loan activity. Year to date we have closed $82 million in residential financings compared to $45 million for the same period in 2011. During this period we continued to manage interest rate risk inherent in issuing long term fixed rate loans by selling a significant portion of the loans generated. In the first half of 2012, the gain on the sale of residential loans was $1.1 million compared to $507,000 for the same period last year. On the basis of our current pipeline and the pace of applications we are accepting, we expect a similar volume of residential loan originations during the third quarter.
While the economy remains fragile and is unfortunately somewhat dependent on actions that need to be taken in Washington, DC and Europe, we remain guardedly optimistic.
Indications we are observing suggest that the local economy is slightly better now than a year ago, though not all of our market area is sharing equally in the improvement. Residential and commercial construction has rebounded to a degree, and real estate sales have also improved, again in some but not all of our markets. Interest rates remain at all time lows which benefit those refinancing as well as those purchasing homes or financing businesses, but hurts those thrifty folks who saved money and are now dependant on interest income for their livelihood. For your company the prolonged loan interest rate environment has caused a continued compression in our net interest margin as it has for most in our industry, something we are cognizant of and are working on improving.
We monitor the local travel and tourism industry due to its importance to the region's economy. The second quarter is a

SHAREHOLDER ASSISTANCE AND INVESTOR INFORMATION
UNION BANK OFFICES (ATMS AT ALL BRANCH LOCATIONS)

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at 802-888-6600 or contact our Transfer Agent at the address and phone number listed below:

VERMONT	MORRISVILLE	S. BURLINGTON
DANVILLE	20 Lower Main St. 802-888-6600	Loan Center 30 Kimball Ave. 802-865-1000
421 Route 2 East 802-684-2211
65 Northgate Plaza Route 100 802-888-6860
FAIRFAX		STOWE
Jct. Rtes. 104&128 802-849-2600		47 Park St. 802-253-6600	Transfer Agent:	Registrar & Transfer Company Attn: Stock Transfer Department 10 Commerce Drive Cranford, NJ 07016 Phone: 800-368-5948 Fax: 908-497-2318 E-mail: info@rtco.com
ST. ALBANS
HARDWICK	15 Mapleville Depot 802-524-9000	NEW HAMPSHIRE
103 VT Rte. 15 802-472-8100		GROVETON
	ST. JOHNSBURY	3 State Street 603-636-1611
JEFFERSONVILLE	364 Railroad St. 802-748-3131		NASDAQ Stock Market
44 Main Street 802-644-6600		LITTLETON	Ticker Symbol:	UNB
	325 Portland St. 802-748-3121	263 Dells Road 603-444-7136	Corporate Name:	Union Bankshares, Inc.
JOHNSON			Corporate Address:	20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667
198 Lower Main St. 802-635-6600	Green Mtn. Mall 1998 Memorial Dr. 802-748-2454	76 Main Street 603-444-5321
			Investor Relations:	www.UnionBankVT.com
LYNDONVILLE		N. WOODSTOCK
183 Depot St. 802-626-3100		155 Main Street 603-745-2488

Second Quarter Financial Report				CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
				ASSETS		June 30, 2012		June 30, 2011
DIRECTORS - UNION BANKSHARES, INC.		OFFICERS - UNION BANK		Cash and due from banks		$5,220		$6,007
		William J. Andreas-Vice President	Littleton	Federal funds sold & overnight deposits		7,132		23,953
Kenneth D. Gibbons-Chairman	David S. Silverman	Tracy Pierce Ash-Assistant Treasurer	Littleton	Interest bearing deposits in banks		22,027		15,903
Cynthia D. Borck	John H. Steel	Rhonda L. Bennett-Vice President	Morrisville	Investment securities		34,876		39,517
Steven J. Bourgeois	Schuyler W. Sweet	Jessica L. Bunnell-Residential Loan Officer	St. Johnsbury	Loans held for sale		15,105		3,121
Timothy W. Sargent	Neil J. Van Dyke	Stacey L.B. Chase-Assistant Treasurer	Morrisville	Loans, net		421,305		401,058
		Barbara J. Churchill-Assistant Treasurer	Morrisville	Reserve for loan losses		(4,580)		(4,060)
		Everett C. Comstock-Assistant Treasurer	Morrisville	Premises and equipment, net		10,290		8,722
DIRECTORS - UNION BANK		Jeffrey G. Coslett-Senior Vice President	Morrisville	Other real estate owned, net		1,550		860
		John Currier-Assistant Vice President	Groveton	Accrued interest & other assets		21,335		18,474
Kenneth D. Gibbons-Chairman	David S. Silverman	Michael C. Curtis-Vice President	St. Albans	Total Assets		$534,260		$513,555
Cynthia D. Borck	John H. Steel	Jennifer Degree-Assistant Treasurer	Morrisville	LIABILITIES & SHAREHOLDERS' EQUITY
Steven J. Bourgeois	Schuyler W. Sweet	Jessica Eastman-Assistant Treasurer	So. Burlington	Noninterest bearing deposits		$74,513		$64,876
Timothy W. Sargent	Neil J. Van Dyke	Peter J. Eley-SVP, Managing Trust Officer	Morrisville	Interest bearing deposits		249,318		227,919
		Don D. Goodhue-Vice President	Morrisville	Time deposits		135,576		140,169
		Melissa A. Greene-Assistant Vice President	Hardwick	Borrowed funds		23,983		32,570
OFFICERS - UNION BANKSHARES, INC.		Paul E. Grogan-Facilities Officer	Morrisville	Accrued interest & other liabilities		9,842		6,170
		Karyn J. Hale-Vice President	Morrisville	Common stock		9,848		9,847
Kenneth D. Gibbons-Chairman		Claire A. Hindes-Vice President	Morrisville	Additional paid-in capital		293		268
David S. Silverman-President & CEO		Robert D. Hofmann-Senior Vice President	Morrisville	Retained earnings		38,821		37,454
Marsha A. Mongeon-Vice President/Treasurer/CFO		Patricia N. Hogan-Vice President	Morrisville	Accumulated other comprehensive loss		(4,098)		(1,895)
John H. Steel-Secretary		Tracey D. Holbrook-Regional Vice President	St. Johnsbury	Treasury stock at cost		(3,836)		(3,823)
JoAnn A. Tallman-Assistant Secretary		Lura L. Jacques-Asst. VP, Trust Officer	St. Albans	Total Liabilities & Shareholders' Equity		$534,260		$513,555
		Lynne P. Jewett-Assistant Vice President	Morrisville	Standby letters of credit were $1,920,000 and $1,856,000 at June 30, 2012 and 2011, respectively.
		Stephen H. Kendall-Senior Vice President	Morrisville
REGIONAL ADVISORY BOARDS		Susan F. Lassiter-Vice President	Jeffersonville	CONSOLIDATED STATEMENTS OF INCOME (unaudited, in thousands)
		Christine S. Latulip-Regional Vice President	Littleton		June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
NORTHERN NEW HAMPSHIRE		Edward L. Levite-Senior Loan Originator	So. Burlington		(3 months ended)		(6 months ended)
Joel S. Bourassa	Schuyler W. Sweet	Virginia M. Locke-Assistant Vice President	Littleton	Interest income	$6,185	$5,734	$12,381	$11,232
Stanley T. Fillion	Norrine A. Williams	Carrie R. Locklin-Assistant Vice President	Morrisville	Interest expense	853	1,002	1,763	1,963
		Robyn A. Masi-Vice President	Stowe	Net interest income	5,332	4,732	10,618	9,269
		Sherrie A. Menard-Assistant Vice President	Morrisville	Provision for loan losses	180	150	360	300
ST. ALBANS		Marsha A. Mongeon-Sr. Vice President, CFO	Morrisville	Net interest income after	5,152	4,582	10,258	8,969
Steven J. Bourgeois	Daniel J. Luneau	Karen Carlson Noyes-Vice President	Morrisville	provision for loan losses
Coleen K. Kohaut	Samuel H. Ruggiano	Barbara A. Olden-Vice President	St. Johnsbury	Trust income	159	139	306	271
		Deborah J. Partlow-Asst. VP, Sr. Trust Officer	Morrisville	Noninterest income	2,009	1,508	3,765	2,777
		Bradley S. Prior-Assistant Treasurer	Morrisville	Noninterest expenses:
ST. JOHNSBURY		Craig S. Provost-Vice President	Stowe	Salaries & wages	2,235	1,892	4,469	3,622
Dwight A. Davis	Justin P. Lavely	Robert J. Richardson-Vice President	Morrisville	Pension & employee benefits	1,057	779	2,115	1,596
Rosemary H. Gingue	Nancy J. Poulos	Lesley S. Russ-Assistant Treasurer	Morrisville	Occupancy expense, net	285	261	629	551
		David S. Silverman-President & CEO	Morrisville	Equipment expense	341	267	686	563
		Judy R. Smith-Vice President	St. Albans	Other expenses	1,645	1,810	3,205	3,257
ALL: David S. Silverman		John H. Steel-Secretary	Morrisville	Total	5,563	5,009	11,104	9,589
		Curtis C. Swan-Assistant Vice President	Fairfax	Income before taxes	1,757	1,220	3,225	2,428
		JoAnn A. Tallman-Assistant Secretary	Morrisville	Income tax expense	319	189	560	369
		Francis E. Welch-Assistant Vice President	Morrisville	Net income	$1,438	$1,031	$2,665	$2,059
		Martha J. Wilkins-Assistant Treasurer	Lyndonville	Earnings per share	$0.32	$0.23	$0.60	$0.46
		Lorraine G. Willett-Assistant Vice President	Morrisville	Book value per share			$9.20	$9.39